January 25, 1999
                   LEASE


       This Lease ("Lease") is entered into by CLAY DEVELOPMENT & CONSTRUCTION, INC., as "Landlord," a Texas corporation, or its assigns, and HORIZON HIGH REACH, INC., as "Tenant," a _________corporation.

I.       BUSINESS TERMS AND AGREED DEFINITIONS

A. Building. The building to be built pursuant to this Lease on the land (the "Land") described on Exhibit "A", which is attached hereto and made a part hereof; and the parking/drives/storage area (if any), shown on the plot plan attached as Exhibit "B", which services the Building. The Building will be located in the location shown on Exhibit "B" which is attached hereto and made a part hereof with minor variances which commonly occur in connection with layouts of buildings and/or the pouring of foundations, as more particularly described in Article II.B. The Building shall contain approximately 15,000 square feet of roofed and covered floor area ("Estimated Footage").

B. Leased Premises.. The Building (as described on Exhibit "B" and Exhibits "C" and "G" attached hereto and made a part hereof) and the Land described on Exhibit "A" together with any other improvements situated thereon.

C. Commencement Date.. The Commencement Date shall be the earliest to occur of: (i.) the "Tender Date," as defined in Article III below; or (ii.) the date upon which Tenant commences the operation of its business in the Leased Premises.

D. Term. The period that begins on the Tender Date and ends on the last day of the Sixtieth (60th) full calendar month following the Commencement Date, unless sooner terminated in accordance with the provisions of this Lease or extended by exercise of the "Renewal Options" (hereafter defined).

E.   Base Rent (Annual and Monthly).

                               Annual Base Rent           Estimated Total
                               (per square foot of        Monthly Base Rent
                               Floor Area in the          Based Upon
     Period                    Leased Premises)           Estimated Footage

     (i) Commencement                $ 4.81                   $ 6,010.25
         Date thru the 30th
         full calendar month
         following the
         Commencement Date

     (ii)The first day of the       $ 5.05                    $ 6,310.75
         31st full calendar
         month following the
         Commencement Date
         thru the 60th full
         calendar month
         following the
         Commencement Date


F. Security Deposit.. The sum sixty-three thousand dollars ($63,000.00) cash, which shall be deposited with the Title Company closing the land not later than two (2) business days after request that such Security Deposit be delivered in escrow to the Title Company for delivery to Landlord at the closing of the purchase of the Land. It is contemplated that the Security Deposit will be required to be delivered at least one (1) business day prior to the closing of the purchase of the Land. Within thirty (30) days after the Tender Date, provided Tenant is not in default hereunder, the sum thirty-four thousand ninety-five & 50/100 dollars ($34,025.50) shall be returned to Tenant by Landlord. Seven thousand eighteen & 25/100 dollars ($ 7,018.25) shall be applied to the first month's rent. The balance of the Security Deposit, twenty-one thousand, nine hundred fifty-six & 25/100 dollars ($21,956.25), shall be held in accordance with this Lease and, if not used pursuant to the terms of this Lease, returned to the Tenant within 30 days of written request after the term and renewals of this Lease.

G. Initial Estimate of Monthly Taxes and Insurance Payment. One thousand eight & 00/100 ($ 1,008.00)

H. Permitted Use. Any lawful purpose except that Tenant may not use the Leased Premises or any portion thereof for any of the uses described on Exhibit "I" ("Prohibited Uses").

I. Tenant's Address. Before the Building is substantially complete, Tenant's address is 9000 A Emmott Rd., Houston, TX 77040; Tenant's address after the Building is substantially complete shall be the address of the Leased Premises.

J. Commissions. Landlord shall be responsible for and shall pay the real estate commission due to Caldwell Watson Real Estate Group. ("Broker"), in accordance with the terms set forth in a separate agreement entered into between Landlord and Broker.

K. Landlord's Address.. 10260 Westheimer, Suite 200, Houston, Texas 77042, 713/789.2529.


L.   List of Exhibits..


Exhibit "A":      Legal Description of Land

Exhibit "B":      . Plot Plan showing location of the Leased Premises

Exhibit "C":      Proposed Specification - Landlord's Work

Exhibit "D":      Notable Pipelines, Easements, and other Impediments to the
Land

Exhibit "E":      Estoppel Certificate

Exhibit "F":      Rules & Regulations

Exhibit "G":      Office Space Floor Plan

Exhibit "H":      Hazardous Substances Provisions

Exhibit "I":    Prohibited Uses

Exhibit "J":   Change Order Form

Exhibit "K":   Omitted

M. Projected Completion Date.. Six (6) months after issuance of the Building Permit to Landlord. If Landlord has not Substantially Completed the Building within eight (8) months after issuance of Building Permit, then Tenant shall receive one (1) day of free base rent for each day of delay.

     In the event of any conflict between any summary of Lease provisions described in this Article I, on the one hand, and the balance of this Lease on the other hand, the latter shall control.


II. Acquisition of Land and Leased Premises.

     A. It is acknowledged that Landlord currently does not own the Land and is attempting to acquire the Land from a third party. Tenant shall deposit the Security Deposit with the Title Company pursuant to Article I.F for delivery to Landlord at the Closing of the purchase of the land. In the event that Tenant shall fail to timely deposit the Security Deposit, such delay shall be considered as a "Tenant Delay" as defined in Subparagraph B(1), below. In the event that the Land is not acquired by Landlord prior to April 1, 1999, then either party may terminate this Agreement by giving written notice thereof to the other at any time prior to acquisition of the Land. In the event of such a termination, neither party shall have any liability to the other under this Lease.

     When construction of the Leased Premises is Substantially Completed (as hereinafter defined), Landlord's architect shall certify, in writing, the number of square feet of roofed floor area of the Building (measurements will be made from inside the shell wall to inside the shell wall ), which certified number of square feet shall be used as the number of square feet of floor area in the Building for all purposes. In the event that the number of square feet of floor area in the Building shall decrease from the Estimated Footage by more than 500 square feet, there shall be an adjustment to the Base Rent calculated by multiplying the Base Rent times a fraction, the numerator of which is 15,000 square feet less the actual number of square feet and the denominator of which is 15,000 square feet, and subtracting such amount from the monthly Base Rent. Landlord hereby leases the Leased Premises to Tenant and Tenant hereby leases the Leased Premises from Landlord. The Leased Premises shall be leased by Landlord to Tenant in their existing condition and state of repair, on an "AS-IS," "WHERE-IS" basis once Landlord has completed the construction work described in the "Plans" (hereafter defined) and, except as set forth in the Plans and for Landlord's completion of punchlist items, Landlord shall have no obligation to perform any additional construction work at the Leased Premises.
Landlord will, however, be responsible for Landlord's repair obligations described in Article X and any warranty work relating to such items and Construction Warrantees outlined below.

B. Landlord agrees to prepare the Leased Premises for occupancy by Tenant substantially in accordance with the following terms and conditions:

         (1) Landlord, at Landlord's sole cost and expense, shall perform the construction and other work in and on the Leased Premises (hereinafter called the "Landlord's Work") which is provided for in the plans and specifications (the "Preliminary Plans") described in Exhibit "C" attached hereto, which Preliminary Plans have been initialed by Landlord and Tenant. The Preliminary Plans consist of a floor plan for the office space (Exhibit "G"), an elevation of the Building (Exhibit "B") and specifications for the Building. The plot plan showing the preliminary location of the Building on the Land is attached hereto as Exhibit "B", which location may be changed by the Landlord based upon the requirements of any easements, governmental requirements and good construction practice, including the topography of the Land. However, the Building shall be located such that no other structure or building will be constructed on the Land so as to interfere
     with the freeway frontage of the Building.   More detailed
     plans ("Detailed Plans") will be prepared by the Landlord, at the Landlord's expense, covering the Landlord's Work, and such Detailed Plans shall be submitted to the Tenant for Tenant's approval, which approval shall not be unreasonably withheld or delayed, as long as such Detailed Plans are consistent, in all material respects, with the Preliminary Plans. If Tenant fails or refuses to approve or disapprove the Detailed Plans within ten (10) business days following receipt of the Detailed Plans, Tenant will be deemed to have approved the Detailed Plans. The Detailed Plans which are approved by Landlord and Tenant, by initialing, shall become the "Plans" for all purposes of this Lease.

     Subject to the provisions of this Article II, Landlord shall proceed diligently to cause the Landlord's Work and "Additional Work" (hereafter defined) to be Substantially Completed on or before the Projected Completion Date. The Projected Completion Date shall be extended by each day of delay caused by an act of God or force majeure (as defined in Article XXIII.O below) or by Tenant Delays (hereinafter collectively referred to as "Excusable Delays"). Landlord may extend the Projected Completion Date by reason of such events only if Landlord advises Tenant in writing within fifteen (15) business days after an aggregate of ten (10) business days of Excusable Delays have occurred since the last such notice. "Substantial Completion" shall mean (and the Leased Premises shall be deemed "Substantially Completed") when the Landlord's Work and any Additional Work described in the Plans has occurred such that the Leased Premises are ready for occupancy by Tenant for general office/warehouse purposes with only minor punchlist items to be completed.. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist items" or similar corrective work which does not materially interfere with
     Tenant's occupancy.   Landlord shall give Tenant notice fifteen (15)
     business days prior to the date that Landlord believes that the Leased Premises will be Substantially Complete and shall allow Tenant access to the Leased Premises two weeks prior to the date of Substantial Completion for Tenant to install various equipment and machinery; provided, however, that in doing so Tenant shall coordinate and cooperate with Landlord and Landlord's contractors to prevent any delay. Tenant shall have no right to occupy the Leased Premises prior to the date of Substantial Completion. Within five (5) business days after the date that Landlord has notified Tenant of Substantial Completion, with the exception of the placement of a temporary facility and adequate insurance in place per Article XIII. Landlord and Tenant shall walk through the Building and prepare a punchlist of items needing completion and/or repair, which items shall be completed by Landlord within thirty (30) days after the date that the punchlist is completed, Should Tenant not agree that Substantial Completion has occurred, Landlord's architect shall resolve such dispute by certifying in writing whether Substantial Completion has occurred and, if not, what is required to be completed for Substantial Completion to occur.

         Landlord shall notify Tenant in writing when Landlord believes that the punchlist items have been completed. Within five (5) business days after the date that Landlord has notified Tenant that the punchlist items have been completed, Landlord and Tenant shall walk through the Building to confirm that the punchlist items have in fact been completed.

     Landlord shall be responsible for obtaining, if available, a temporary or conditional certificate of occupancy or equivalent certificate from the applicable governmental agency (collectively, the "Certificate of Occupancy") so that Tenant may occupy the Building. If requested by Landlord, Tenant will assist Landlord in obtaining such Certificate of
     Occupancy.   Since the final Certificate of Occupancy ("Final
     Certificate of Occupancy") will not be issued until Tenant has completed the installation of its furniture, fixtures, equipment and other items, Tenant shall be responsible for obtaining the Final Certificate of Occupancy (or equivalent certificate from the applicable governmental agency). Landlord will assist Tenant in obtaining such Final Certificate of Occupancy, including without limitation, promptly correcting any deficiencies in the Work and/or Additional Work required by the governmental authorities as a condition to issuing the Final Certificate of Occupancy.

         (2) If Tenant hereafter desires Landlord to do different work or any work in excess of the Landlord's Work ("Additional Work") in or on the Leased Premises above and beyond the Landlord's Work to be performed by Landlord pursuant to the Plans (Exhibit "C"), Tenant shall submit to Landlord detailed proposed plans of such Additional Work. Such proposed plans shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, and if Landlord does not approve such proposed plans pursuant to its right to do so, Landlord shall have no obligation whatsoever to perform any Additional Work. If Landlord does approve such proposed plans, Landlord's obligation to perform the Additional Work shall be conditioned upon Landlord and Tenant having mutually agreed in writing as to the cost of the Additional Work to be paid by Tenant, who will bear the cost and when such cost will be paid for such Additional Work. It is understood that Landlord may progress bill Tenant for such Additional Work on a monthly basis as such Additional Work is performed. Landlord shall have no obligation to perform any Additional Work or make any change orders unless Tenant shall execute within five (5) business days after receipt from Landlord a written change order in the form attached hereto as Exhibit "J" covering such work.

     (3) All Landlord's Work and Additional Work required or permitted by this Lease shall be done by Landlord in a good and workmanlike manner substantially in accordance with the Plans. Landlord shall, before performing such Landlord's Work, at its own expense, obtain all building permits, approvals and certificates required by any governmental authority required for the Work and shall, upon request of Tenant, promptly deliver copies of same to Tenant. Landlord will cause
     Landlord's contractors and subcontractors to carry such insurance as Landlord (in its discretion) may reasonably require.

         (4) If Landlord shall not be able, by the use of reasonable efforts and means, to obtain all requisite governmental, quasi-governmental, regulatory authority, and other permits, licenses, consents, and permissions relating to Landlord's construction with respect to the Leased Premises or any other requisite consent in connection with such construction, if any, then in any of the aforesaid circumstances, Landlord may terminate this Lease at any time prior to the issuance of a Building Permit by giving Tenant written notice thereof provided Landlord shall have first given Tenant notice that it has been unable to obtain the requisite governmental, quasi-governmental regulatory authority, or other permits, licenses, contracts or permissions relating to Landlord's construction on the Land and allow Tenant thirty
     (30) days to obtain the same. Upon such termination, this Lease will be of no further force or effect, and neither party will have any further obligation or liability hereunder, except to enter into the Mutual Release Agreement and to return the full amount of the Security Deposit to Tenant as referred to in
     Article I.F. No expenditure by Tenant or incurring of any liability for merchandise, fixtures, equipment, or labor or material or otherwise shall alter or affect the rights of Tenant and Landlord hereunder.

         (5) Landlord shall provide (or cause the Contractor [if different from the Landlord] to provide) Tenant with a one
     (1) year construction warranty covering all of the Work with respect to the Building other than "Structural Members" ( hereinafter defined). Landlord will be responsible for maintaining structural members as provided for in Article X.A of this lease.

         Landlord will cause the architect's agreement, structural engineering and mechanical, electrical and plumbing engineering agreements to be assigned to the successor owner of the Project and Tenant upon final completion of the Building. Following Landlord's completion of the Landlord's Work and Additional Work and any punchlist items, Landlord shall have no responsibility for any design defects, and the successor owner, if any, and Tenant agree to look solely to the Landlord's architect and engineers in the event of any design defects.

         (6) Landlord shall allow Tenant and Tenant's agents and representatives reasonable access to the Leased Premises, at their sole risk, throughout the period of construction. Upon request from Tenant, Landlord will furnish Tenant with copies of tests and inspections of the Landlord's Work performed by Landlord.

         (7) Landlord agrees that all materials and equipment incorporated in the Project will be new unless otherwise specified and that all Landlord's Work and Additional Work will be of good quality and in conformance with the Plans and completed in a good and workmanlike manner. Landlord agrees that upon completion of the Project, the Project and the Landlord's Work and Additional Work will comply with all applicable building codes. Landlord shall give (or cause the Contractor [if different from the Landlord] to give) all notices and comply with all laws, ordinances, rules, regulations and lawful orders of any public authority having jurisdiction over the construction of the Project.

         (8) At or before Substantial Completion, Landlord shall remove all his waste materials and rubbish from and about the Leased Premises as well as Landlord's tools, construction equipment, machinery and surplus materials.

         (9) The Landlord shall (or cause the Contractor to) maintain in good order at the site one record copy of drawings, specifications, product data, samples, shop drawings, change orders and other modifications, marked currently to record changes made during construction, and Tenant shall have reasonable access to such items. These items shall be delivered to the Tenant upon completion of the construction.

         (10) To the fullest extent permitted by law, Landlord shall indemnify, defend and hold harmless the Tenant and its agents, from and against claims, damages, losses and expenses, including, but not limited to, reasonable attorney's fees arising out of or resulting from the performance of the Landlord's Work and Additional Work which accrue prior to the Tender Date, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Building itself), including loss of use resulting therefrom, caused by Landlord, any contractor or subcontractor, or by anyone for whose acts Landlord may be liable, except damage and loss attributable in whole or in part to the acts or omissions of Tenant

         (11) Landlord shall promptly correct or cause the Contractor to promptly correct any Landlord's Work and Additional Work reasonably rejected by Tenant as defective or as failing to conform to the Plans, whether observed before or after the Tender Date, but not later than one (1) year after the Tender Date (except for Landlord's repair obligations outlined in Article X), and also shall correct any Landlord's Work and Additional Work found to be defective or nonconforming by Tenant within said one (1) year period (or thereafter pursuant to Landlord's repair obligations outlined in Article X). In each case that Landlord has the obligation to cause the Contractor to perform warranty work, Landlord and Contractor shall be notified of the Landlord's Work and Additional Work found to be defective or nonconforming not later than one (1) year after the Tender Date; otherwise, neither Landlord nor Contractor shall have any responsibility for the correction of such warranty items but Landlord shall remain liable for Landlord's repair obligations outlined in
     Article X. The provisions of this Subparagraph 11 apply to work done by subcontractors as well as to work done by direct employees of Landlord.

         (12) Except as otherwise expressly provided in this Lease with respect to the Structural Warranty pertaining to the roof, foundation and load-bearing walls supporting the roof of the Building, Landlord shall have no responsibility for enforcing any construction warranties after one (1) year, such right and responsibility having been assigned to Tenant.

         C. Landlord reserves the right to place utility lines over and under the Land, so long as the same are around the perimeter of the Land (but not in front of the Building) and do not unreasonably interfere with Tenant's use of the Leased Premises. Tenant may not construct any alterations or make any changes to the Leased Premises unless Tenant has received the prior written consent of Landlord, which consent shall not be reasonably withheld. Tenant shall have no authority to place any lien upon the Leased Premises and any attempt to do so shall be void from its inception and of no force or effect. All improvements, additions, equipment, and fixtures installed in the Leased Premises except for Removable Trade Fixtures (as defined in Article X.B below which are actually removed in accordance with Article X.B), at the termination of Tenant's right to possession hereunder shall belong to Landlord.

III. Tender Date and Conditions. Landlord will tender possession of the Leased Premises to Tenant by giving Tenant a set of keys to the Leased Premises. The latest to occur of the dates on which Landlord has (i) Substantially Completed Landlord's Work (as defined in Article II.B(1) above), (ii) given Tenant the keys to the Leased Premises and (iii) obtained a temporary or conditional Certificate of Occupancy, if applicable, shall constitute the "Tender Date."


IV. Rent. All sums required to be paid by Tenant under this Lease constitute "rent." The term "rent" or "rental", when used in this instrument, includes Base Rent and all other sums payable hereunder. Tenant's rent payments shall be made to Landlord at Landlord's address stated above, or at any other address that Landlord may specify. Landlord shall provide Tenant written notice of any change of address at least thirty
(30) business days prior to the due date of any rent payments to be made at any address other than that stated above. No payment made by Tenant or received by Landlord in an amount less than the amount herein stipulated shall be deemed to be other than a partial payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or any other sum payable hereunder be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such amount from Tenant or to pursue any other remedy in this Lease or by law provided.

 Beginning with the Commencement Date and continuing thereafter until the expiration of the Term (as the same may be extended), Tenant agrees to pay Landlord the Base Rent provided above in advance, without notice or demand, every month during the Term of this Lease. If any monthly Base Rent payment is not received by Landlord by the first day of the month in which such rent payment was due, Tenant shall pay, as additional rent, $25 for each day such payment is late, and such late charge shall be due upon receipt of Landlord's written demand. Notwithstanding the foregoing sentence, three (3) times in any twelve (12) consecutive months Tenant shall not be required to pay $25.00 for the first two (2) days that a payment is late. However, the $25.00 payment shall apply after the first two (2) days in all circumstances and shall apply after three (3) notices have been given in any calendar year. Tenant shall also pay to Landlord, upon demand, $100.00 for each check tendered to Landlord in payment of rent or any other payment due Landlord hereunder, which is returned uncollectible to Landlord. All Base Rent shall be prorated for any partial month.

V.       Taxes and Insurance.

         A        Tenant's Obligation.   Tenant shall pay to Landlord:

1. an amount equal to all real estate taxes and assessments that are levied or assessed or which accrue against the Leased Premises by any governmental authority during the Term and other governmental charges whether federal, state, county, or municipal, and whether by taking districts or authorities presently taxing the Leased
         Premises or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Leased Premises and shall include without limitation, any taxes imposed on Landlord (whether a capital levy or otherwise) directly on the rents received or any other tax directly on the rents received therefrom and/or franchise tax, assessment, levy or charge measured by or based in whole or in part, upon rents from any portion of the Leased Premises, and its operation excluding, however, state and federal taxes on income ("Taxes").

         2. an amount equal to the insurance premiums that are charged to Landlord for all policies of insurance carried by Landlord that provide coverage to the Leased Premises, including any all-risk or fire and extended coverage policies, public liability and property damage policies, and rent insurance policies ("Insurance Premiums"). Landlord shall carry casualty insurance in an amount not less than the greater of: (i) $1.5 million dollars, if available, and (ii) eighty-five percent (85%) of the replacement cost of the Building.

     B. Payment. Taxes and Insurance Premiums shall be payable in equal monthly installments, in addition to and along with and shall be due on the same dates as Tenant's monthly payment of Base Rent. Each monthly installment of Taxes and Insurance Premiums shall be estimated by Landlord based on Landlord's estimate of the total annual charge for Taxes and Insurance Premiums accruing during the year in question. Landlord's estimate of the monthly charge for Taxes and Insurance Premiums for the calendar year in which the year commences is the Initial Estimate of Monthly Taxes and Insurance Payments (as defined in Article I.G). Notwithstanding the foregoing sentence, each monthly installment of taxes and insurance premiums as estimated by Landlord shall not exceed ten percent (10%) of the prior years' insurance and taxes unless Landlord shall provide Tenant with evidence of a reasonable likelihood of an increase in taxes or insurance in excess of such ten percent (10%) which evidence may include the opinion of tax consultants and insurance consultants. Landlord shall reconcile the payments received from Tenant under this Paragraph B against the actual amount of Taxes and Insurance Premiums within three months following the end of each calendar year of this Lease. Landlord shall pay to Tenant within thirty (30) days of such reconciliation any overpayment received from Tenant and Tenant shall pay to Landlord for any deficiency within thirty
(30) days following receipt of an invoice from Landlord. Additionally, Tenant shall pay the full amount of all taxes, assessments, impositions, levies, charges, excises, fees, licenses and other sums levied, assessed, charged or imposed by any governmental authority or other taxing authority upon Tenant's leasehold interest under this Lease and all alterations, additions, fixtures (including Removable Trade Fixtures [hereafter defined]), inventory and other property installed or placed or permitted at the Leased Premises by Tenant. Within thirty (30) days after notice from Landlord, Tenant shall furnish Landlord a true copy of receipts evidencing such payment received by Tenant from the governmental authority or other taxing authority assessing such charges. Landlord shall allow Tenant to contest any taxes, assessments, impositions, levies, charges, excise fees, licenses, or other sums levied or assessed, charged or imposed by any governmental authority or taxing authority upon the Leased Premises provided the same shall be done at no cost or liability to Landlord and provided that any such contesting shall in no way affect or delay Tenant's liability hereunder to Landlord for Taxes.


VI. Security Deposit. Tenant shall deposit the Security Deposit with the Title Company for delivery to Landlord simultaneously with Landlord's acquisition of the Land and to secure Tenant's faithful performance of all of Tenant's obligations under this Lease, as described in Article I.F. The Security Deposit shall be retained by Landlord throughout the Term of this Lease, except to the extent required to be refunded to Tenant in accordance
with Article I.F of this Lease.   Tenant agrees that if it should fail to
pay rent when it is due, the Security Deposit may be applied by Landlord to the unpaid rent. Also, if Tenant fails to comply with any of the other obligations of Tenant under the Lease, Landlord may apply the Security Deposit to reasonable damages suffered by Landlord resulting solely from Tenant's noncompliance. Landlord shall not be obligated to apply the Security Deposit in the manner stated above, but may do so in addition to pursuing any of the other remedies available to Landlord under the Lease and the law on account of Tenant's noncompliance with Tenant's obligations. If Landlord should apply some or all of the Security Deposit to reasonable damages suffered by Landlord resulting solely from Tenant's noncompliance with its obligations, Tenant agrees to restore the Security Deposit upon receipt of Landlord's written demand and Landlord's written explanation of such damages. No interest shall accrue on the Security Deposit. Landlord may commingle the Security Deposit with other funds. If Tenant complies with all of Tenant's obligations, the Security Deposit shall be returned to Tenant within 30 days after the end of the Term, less any amounts that may then be due from Tenant to Landlord as set forth in an itemized list to be provided by Landlord describing the reasons for withholding any portion of the Security Deposit.


VII. Utilities. Tenant shall contract directly with utility providers and shall pay for all water, sewer, gas, electricity, telephone and other utilities used in the Leased Premises during the Term and shall hold harmless Landlord from such charges. Landlord shall not be liable for any cessation or interruption of utility services to the Leased Premises. No cessation or interruption of utilities shall modify any of the obligations of Landlord or Tenant under this Lease.


VIII. Use. Tenant shall use the Leased Premises solely for the Permitted Use, as defined herein. Tenant shall not use the Leased Premises, or permit their use, for any other purpose or any Prohibited Use described in
Exhibit I.. Tenant shall obtain, at its own cost and expense, any and all licenses and permits necessary for such use. Tenant shall comply with all restrictions and easements applicable to the Leased Premises and with all federal, state, municipal, and other laws, ordinances, rules and regulations of any governmental authority that apply to the use, construction, renovation, repair, operation, or occupancy of the Leased Premises or to Tenant's business, or which pertain to health or the environment. Tenant acknowledges that there may be schools and churches in the vicinity of the Leased Premises and that their presence may impose special laws, ordinances, rules, regulations and the like on Tenant's operations within the Leased Premises, and, without limiting the generality of the preceding sentences of this Article, Tenant agrees, in the operation of its business in the Leased Premises, to comply with all such laws, ordinances, rules, regulations, and the like. Outside storage, other than within fenced areas, is prohibited without Landlord's prior written consent. Tenant shall install, remove and alter the fixtures, equipment and facilities located in the Leased Premises and shall pay the cost of alterations to the Leased Premises that may be required to comply with all such restrictions, easements, laws, ordinances, rules and regulations. Without limiting the generality of the foregoing, Tenant shall fully comply with the provisions relating to "Hazardous Substances" set forth in Exhibit "H" and Prohibited Uses set forth in Exhibit "I".. Tenant shall not engage in any activity or permit any nature of construction by Tenant or any other condition at the Leased Premises which would cause Landlord's fire and extended coverage insurance to be canceled, or the rate therefor increased or cause the disallowance of any sprinkler credits, if the Building is sprinklered. Tenant shall comply with such safety recommendations and reasonable loss prevention and loss reduction recommendations as Landlord or Landlord's insurance carriers (or both) may, from time to time, request and Tenant shall not make any unlawful use of the Leased Premises or permit any unlawful use thereof; and Tenant shall not commit any act which is a significant nuisance or annoyance to Landlord or to other tenants, or which might, in the good faith business judgment of Landlord, injure or depreciate the Leased Premises.


IX. Signs. Tenant shall be responsible for the purchase, installation, and maintenance (in accordance with standards determined by Landlord from time to time) of any sign in the Leased Premises or on the exterior of the Leased Premises; provided, Tenant shall not install or maintain any sign on the exterior of the Leased Premises, or which may be viewed from the outside of the Leased Premises, without first obtaining Landlord's written consent which shall not be unreasonably withheld. Any sign erected upon the Leased Premises must advertise and relate to occupants of the Leased Premises and not any other parties. Tenant shall be responsible for the removal of all signs upon termination of Tenant's rights to possession hereunder and all installations and removal of signs shall be made in such a manner as to avoid injury or defacement of any building or other improvement and Tenant shall be responsible for repair of any injury or defacement (including without limitation, discoloration caused by such installation and/or removal); or receive Landlord's written permission to leave the sign in place.


X.       Repairs.

         A. Landlord's Obligations. Only the following portions of the Leased Premises constitute Landlord's repair obligation: roof, foundation, and load-bearing walls supporting the roof of the Building ("Structural Members"). These items will be maintained in good condition
and repair at Landlords' sole cost and expense.   Landlord shall have no
obligation to perform repair or maintenance activities with regard to such portions of the Leased Premises, unless and until Tenant has given Landlord reasonable written notice of need of repair to these items and a reasonable time has passed for Landlord to commence appropriate repair or maintenance activities. Subject to the waiver of subrogation provision in Article XIII, Landlord's obligations under this Paragraph A shall not be applicable to any damage caused by the negligence or willful misconduct of Tenant or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder; and Tenant agrees to repair any such damage so caused by Tenant or Tenant's employees, agents or invitees or by Tenant's default hereunder. Subject to the waiver of subrogation provision in Article XIII, Tenant will, however, be responsible for any bodily injury, death and property damage caused by the negligence or willful misconduct of Tenant or Tenant's employees, agents or invitees and will indemnify, defend and hold Landlord harmless from any claims by third parties, including Tenant's employees, solely with respect to tenant's negligence or willful misconduct.


         B. Tenant's Obligations. Tenant shall repair and maintain in good repair and order and keep clean and orderly all portions of the Leased
Premises and the systems serving the Premises (other than those specifically described in Paragraph A. of this Article as Landlord's repair obligations), including, without limitation: plate glass, store front, entrances, the exterior of the building; loading docks; storage areas; interior partition walls; doors; windows; electrical wiring, equipment and fixtures; plumbing lines and fixtures; and heating and air conditioning equipment and parking lots. Subject to the waiver of subrogation provision in Article XIII, Tenant's obligations under this Paragraph B shall not be applicable to any damage caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents or invitees involved in the performance of Landlord's repairs, or caused by Landlord's default hereunder; and Landlord agrees to repair any such damage so caused by Landlord or Landlord's employees, agents or invitees or by Landlord's default hereunder. Subject to the waiver of subrogation provision in Article XIII, Landlord will, however, be responsible for any bodily injury, death and property damage caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents or invitees involved in the performance of Landlord's repair obligations and ill indemnify, defend and hold Tenant harmless from any claims by third parties, including Landlord's employees, with respect to such negligence or willful misconduct. Without limiting the generality of the foregoing, Tenant shall keep the Leased Premises (and all parts thereof) and sidewalks, serviceways, and loading areas on the Leased Premises neat, clean, and free from dirt or rubbish at all times, and shall maintain and water all landscaping and green areas and shall carefully store in an orderly manner all trash and refuse. Tenant shall be responsible for keeping the roof, gutters and downspouts open and free of debris. Tenant shall not paint the exterior walls of the building except with the prior written consent from Landlord. In addition to any other remedies available to Landlord, Landlord shall have the right to perform any obligations of Tenant under this Article X.B if Tenant fails to perform any such obligation for a period of five (5) business days after Landlord has given Tenant written notice thereof (unless Tenant commences to cure and diligently pursue the curing of the same) and Tenant shall pay to Landlord reasonable cost thereof. Landlord shall not be required to give notice if an emergency exists. An emergency shall exist if a condition or circumstance exists which if not remedied could result in possible damage to the Building or Leased Premises or property of others in excess of $5,000.00 or impair the operations of the mechanical, electrical or plumbing systems of the Leased Premises or if the life, health or safety of any person could be endangered thereby. Tenant shall, at its own cost and expense enter into a regularly scheduled preventative maintenance/service contract with maintenance contractors for serving all hot water, heating and air conditioning systems, plumbing systems, elevators and other equipment within the Leased Premises. The maintenance contractor and the contract must be approved by Landlord in the exercise of its reasonable discretion. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Leased Premises. Tenant shall arrange for the regular pick-up of such trash and refuse at Tenant's expense and regular extermination services. After completion by Landlord of the construction work described in Exhibit "C," Tenant shall repair, maintain, and replace such construction and the devices and equipment installed therein and, if necessary, install additional devices and equipment (including, without limitation, all grease and oil traps and/or grease and oil receptors which the City of Houston or any other governmental entity having jurisdiction over the Leased Premises deems necessary to handle the liquid waste, grease, and oil produced at the Leased Premises), in a good and workmanlike manner and in accordance with all applicable laws and regulations governing such construction, devices, and equipment. Upon the termination of this Lease or upon the termination of Tenant's right to possession of the Leased Premises, Tenant shall surrender and deliver up to Landlord the Leased Premises broom-clean and in the same condition in which they existed on the Commencement Date, ordinary wear and tear excepted; however, such exception for ordinary wear and tear shall in no way relieve Tenant of its above-described obligations for repair, replacement and maintenance during the term of this Lease. Prior to the end of the Term or upon the termination of Tenant's right to possession of the Leased Premises or termination of this Lease, but subject to the lien and security interest and other rights of Landlord referred to in Article XV, Tenant shall remove "Removable Trade Fixtures," as hereinafter defined (excluding, however, ducts, conduits, wiring, pipes, paneling or other wall coverings or floor coverings), and, in addition to other applicable provisions of this Lease regarding such removal, the following shall apply: Tenant must not be in default of any obligation or covenant under this Lease at the time of such removal; and such removal must be effected without material damage to the Leased Premises and Tenant must promptly repair all damage caused by such removal. For the purposes hereof, the phrase "Removable Trade Fixtures" means the following: all of Tenant's signs, counters, tables, chairs, desks, racks, merchandisers and displays, standards, wall brackets, hang rods, shelves, mirrors, cash registers and other business machines, wall brackets and other equipment used by Tenant in its business operations that can be removed without materially damaging the Leased Premises. "Removable Trade Fixtures" shall not include, for purposes of Tenant's right to remove at the end of the Term, items originally furnished or paid for by Landlord or replacements of such items. Unless Tenant shall have at the time of the alteration requested in writing and obtained Landlord's approval in writing of any item Tenant desires to remain on the Leased Premises after the termination of the Lease, Tenant shall, if requested by Landlord in writing prior to the termination of this Lease, remove any or all alterations, additions, fixtures, equipment and other property (not constituting Removable Trade Fixtures) installed or placed by Tenant or any sublessee or assignee (as herein permitted) (regardless of whether Landlord's consent was obtained with respect to same) in the Leased Premises and shall repair any damage caused by such removal and restore the Leased Premises to the condition thereof at the time of the commencement of the Term of this Lease, excepting only ordinary wear and tear and damage hereunder not otherwise required to be repaired by Tenant. If Tenant fails to remove any Removable Trade Fixtures or if Landlord requests in writing that Tenant remove any or all alterations, additions, fixtures, equipment and property installed or placed by it or any such sublessee or assignee in the Leased Premises (not constituting Removable Trade Fixtures) and Tenant fails to comply with such request prior to the expiration or termination of the Term of this Lease, or if Tenant fails to repair any damage to the Leased Premises and/or the Building are a part caused by its removal of any of the aforesaid, then Landlord shall have the right (but shall not be obligated) to remove such Removable Trade Fixtures and/or such other alterations, additions, fixtures, equipment or property installed or placed by Tenant in the Leased Premises (Tenant hereby waiving any damage caused thereby) or repair any such damage to the Leased Premises and/or Building are a part and thereupon Tenant shall, at Landlord's election, on demand pay (or reimburse Landlord for) the reasonable cost of such removal and the reasonable cost of transportation and storage on any Removable Trade Fixtures (or other alterations, additions, fixtures, equipment and property installed or placed by Tenant in the Leased Premises) which Landlord elects to store pending disposition thereof, and the reasonable cost of repairing any such damage to the Leased Premises and/or Building, and, in addition, Tenant shall pay Landlord upon demand interest on all such sums at the highest lawful rate applicable under Texas law. All plumbing or electrical wiring connections exposed as a result of the removal of Tenant's Removable Trade Fixtures, or other alterations, additions, fixtures, equipment and property installed or placed by it in the Leased Premises (if such removal is so requested by Landlord) shall be capped by Tenant in a safe and workmanlike manner. Use by Tenant in advertising, letterheads, or otherwise of any trade name or trademark used by Landlord shall be subject to such restrictions and regulations as Landlord may prescribe from time to time.

XI.      Casualty Damage..

         A. Repairs. In the event of a fire or other casualty in the Building, Tenant shall immediately give notice thereof to Landlord.
Except as otherwise provided below, Landlord shall use its reasonable efforts after receipt of insurance proceeds to cause the repairs to be made with due diligence and reasonable dispatch; provided, however, that Landlord shall not be required to repair or replace furnishings, furniture, or other personal property which Tenant may be entitled to remove from the Leased Premises or any property improvement constructed and installed by or for Tenant other than what was originally built by Landlord. Notwithstanding the provisions of the preceding sentence, in the event that the damage to the Building by fire or other casualty (i) will cost less than Two Hundred Fifty Thousand Dollars ($250,000.00) to repair, (ii) was not caused by the intentional, unlawful acts of Tenant or Tenant's agents, employees, customers, or guests and (iii) unreasonably interferes with the normal conduct of business by Tenant at the Leased Premises, then Landlord shall commence making the required repairs within sixty (60) days following the date of the casualty or other damage and thereafter prosecute the repairs with due diligence and reasonable dispatch. If the Leased Premises, or any portion thereof, through no fault or neglect of Tenant, its agents, employees, customers or guests, shall be partially destroyed by fire or other casualty so as to render the Leased Premises, or any portion thereof untenantable and such portion is not actually used by Tenant, the rental herein shall proportionately abate thereafter until such time as the Leased Premises, or any portion thereof, are made tenantable; provided, however, there shall be no abatement of rent and/or any abatement of rental shall cease as to the portion of the Leased Premises actually used by Tenant. If Landlord has elected to repair and reconstruct the Leased Premises, this Lease shall continue in full force and effect and such repairs will be made as soon as reasonably practicable thereafter, but not later than one hundred and eighty (180) days after the date of the casualty or other damage, subject to delays arising from shortages of labor or material, acts of God, war or other conditions beyond Landlord's reasonable control, as defined in Section XXIII-O below; provided, however, that Landlord shall use its best efforts to not interfere with Tenant's use and occupancy of any portion of the Leased Premises not destroyed or damaged. Except as otherwise expressly provided above, in no event shall Landlord be required to commence the restoration or repair of the Leased Premises until Landlord receives the insurance proceeds therefor. No damages, compensation, or claims shall be payable by Landlord for any inconvenience, loss of business, or annoyance arising from such repair and reconstruction. Tenant and Landlord agree that the term of this Lease shall be extended by a period of time equal to the period of such repair and reconstruction.

         B. Termination. In the event such destruction results in one-half (1/2) or more of the Building being untenantable for a period, reasonably estimated by a responsible contractor selected by Landlord, to be six (6) months or longer after the date of the destructive event, Landlord shall so notify Tenant promptly in writing and then either Landlord or Tenant may cancel this Lease by delivering written notice thereof to the other party. Landlord shall select a responsible contractor and deliver to Tenant the results of the responsible contractor's analysis ("Damage Analysis") within thirty (30) days of the destructive event. If Landlord is entitled to terminate this Lease, Landlord shall give to Tenant within thirty (30) days following Landlord's delivery to Tenant of the Damage Analysis written notice of whether or not Landlord is electing to terminate this Lease pursuant to the foregoing provisions of this Article XI. If Landlord does not so terminate this Lease, then such written notice shall also advise Tenant of Tenant's right to elect to terminate this Lease pursuant to the foregoing provisions of this Article XI, and Tenant must exercise such right of termination, if at all, by giving written notice thereof to Landlord within not more than thirty (30) days after receipt of said written notice from Landlord to Tenant.

         C. Rent. In the event the Building shall be so damaged that Landlord shall decide not to rebuild to the same or substantially the same condition as immediately prior to such fire or other casualty or Tenant elects to exercise its right to terminate this Lease, then all rent owed up to the time of such destruction or termination, as set forth in Article XI, shall be paid by Tenant and thenceforth this Lease shall cease and come to an end. In the event that this Lease is terminated as herein permitted, Landlord shall refund to Tenant the prepaid rent and the Security Deposit, less any sum then owing or which would thereafter become owing to Landlord by Tenant.


XII.     Condemnation.

         If (i) ten percent (10%) or more of the Leased Premises, other than the Building or (ii) any part of the Building is condemned (or conveyed to a governmental authority in lieu of condemnation), then Landlord may elect to terminate this Lease or to continue the Lease in effect. If Landlord elects to terminate this Lease, then the Term shall terminate on the date that possession of such portion of the Leased Premises or the Building is taken by the governmental authority. All condemnation awards for a taking of either the Leased Premises or the Building shall belong to Landlord. If twenty percent (20%) or more of the Leased Premises (other than the Building )or any portion of the Building should be condemned by any governmental authority, or if Landlord makes a voluntary conveyance of twenty percent (20%) or more of the Leased Premises (other than the building) or any portion of the Building (in lieu of condemnation) to such governmental authority, then Tenant may elect to terminate this Lease by delivering notice of such election to Landlord within fifteen (15) business days of the date on which Landlord informed Tenant of such conveyance or condemnation and then the Term shall terminate on the date that possession of the Leased Premises or the Building is taken by the governmental authority. If less than ten percent (10%) of the Leased Premises (other than the Building) and no portion of the Building is condemned or voluntarily conveyed and/or in the event that neither Landlord or Tenant exercise their above described right to terminate this Lease in the event that twenty percent (20%) or more of the Leased Premises (other than the Building) or any portion of the Building should be condemned by any governmental authority, or if Landlord makes a voluntary conveyance of twenty percent (20%) or more of the Leased Premises (other than the Building) or any portion of the Building (in lieu of condemnation) to such governmental authority, this Lease shall remain in full force and effect; and the Base Rent if a portion of the Building is taken will be reduced in proportion to the square footage of the Building that has been taken. Tenant shall not be entitled to receive and hereby assigns to Landlord any award in a condemnation for loss of its leasehold estate.


XIII.    Insurance.

A. Tenant's Insurance.. Tenant agrees to maintain a policy of property insurance on its fixtures, equipment, merchandise, Removable Trade Fixtures, alterations and other property placed at the Leased Premises.
Such policy must be in effect as of the Tender Date and must be maintained at all times during Tenant's occupancy of the Leased Premises and during the Term. Such policy shall satisfy any co-insurance requirements and must contain a replacement cost endorsement. TENANT AGREES TO USE AND OCCUPY THE LEASED PREMISES AND PLACE ITS FIXTURES, EQUIPMENT, MERCHANDISE, AND OTHER PROPERTY AT ITS OWN RISK AND HEREBY WAIVES AND RELEASES ALL RIGHTS OF RECOVERY AGAINST LANDLORD AND THE INDEMNITEES (HEREAFTER DEFINED) FOR DAMAGE TO THE PROPERTY OF TENANT OR PERSONAL INJURY OR DEATH TO THE FULLEST EXTENT PERMITTED BY LAW, WHETHER THE SAME IS CAUSED BY FIRE OR OTHER CASUALTY OR THE CONDITION OF THE LEASED PREMISES, REGARDLESS OF THE CAUSE OF THE LOSS, EXCEPT FOR THOSE LOSSES RESULTING FROM OR ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY INDEMNITEE. THIS WAIVER AND RELEASE APPLIES EVEN IF THE LOSS IS CAUSED BY THE ACTS OR OMISSIONS OF LANDLORD OR THE INDEMNITEES, WHETHER OR NOT NEGLIGENT, EXCEPT FOR THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF LANDLORD AND THE INDEMNITEES, AND SHALL BAR RECOVERY AGAINST LANDLORD OR THE INDEMNITEES BY ANY THIRD PARTY (INCLUDING, WITHOUT LIMITATION, ANY INSURER) BY WAY OF SUBROGATION OR ASSIGNMENT. TENANT'S WAIVER AND RELEASE OF LANDLORD AND THE INDEMNITEES SHALL BIND TENANT'S PERMITTED ASSIGNEES AND SUBTENANTS. Tenant shall take out and maintain commercial general liability insurance coverage (and such other coverage as requested by Landlord from time to time) in an amount determined by Landlord from time to time, which shall initially be in a minimum amount of $1,000,000 per occurrence, $2,000,000 policy aggregate, including coverage for bodily injury and death, property damage and products liability coverage; contractual liability coverage insuring the obligations of Tenant under the Lease; and fire and legal liability coverage with respect to the Leased Premises and the Building in an amount of at least $50,000. The policy shall designate Landlord as an additional insured. Such policy must be in effect as of the Tender Date and must be maintained at all times during Tenant's occupancy of the Leased Premises and during the Term. A duplicate original or a certificate of all insurance policies required to be maintained by Tenant shall be deposited with Landlord within five (5) business days following the Tender Date and current certificates (or duplicate Policy originals) shall be deposited with Landlord at all times during Tenant's occupancy of the Leased Premises and during the Term.

Tenant shall defend, indemnify and hold harmless Landlord and the Indemnities from all losses, claims, suits, actions, damages and liability, including defense costs, investigative costs and fees of experts (collectively, "Claims") that arise or allegedly arise from any of the following circumstances: (i) any act or omission of Tenant or Tenant's agents, employees, contractors, subcontractors, customers or invitees (or any of their employees); (ii) any failure of Tenant or Tenant's agents, employees, contractors or subcontractors to comply with laws, ordinances or regulations of any governmental authority pertaining to the use, construction, renovation, repair or occupancy of the Leased Premises or pertaining to Tenant's business or pertaining to health or the environment; and (iii)any injury, death or property damage suffered by any person that occurs in the Leased Premises which is caused by Tenant or Tenant's agents, employees, contractors, subcontractors, customers or invitees.

Tenant's obligations include: (i) THE OBLIGATION TO DEFEND LANDLORD AND THE INDEMNITEES AGAINST ALL SUCH CLAIMS EXCEPT TO THE EXTENT THAT THE NEGLIGENT ACTS OR OMISSIONS OF LANDLORD OR OF THE INDEMNITEES, WERE THE CAUSE OF THE CLAIM, BUT IN NO EVENT SHALL SUCH INDEMNIFICATION OBLIGATION APPLY TO THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF LANDLORD OR THE INDEMNITEES;
(ii) the obligation to pay Tenant's the full amount of any settlement reached by Tenant with respect to the Claim; and (iii) the obligation to pay the tenant's proportionate share of any damages that are awarded with respect to the Claim. For purposes of the Lease, the "Indemnities" shall mean Landlord and Landlord's directors, officers, managers, partners, joint venturers, members, agents, attorneys, contractors, affiliates, and employees and their respective heirs, legal representatives, successors, and assigns. If Tenant should fail to comply with the foregoing insurance requirements, Landlord may declare Tenant in default of this Lease or obtain such insurance and Tenant shall pay to Landlord on demand as additional rent hereunder the premium cost thereof plus interest, at the lesser of: (i)the then highest lawful rate Tenant is authorized to pay under the laws of the State of Texas or the laws of the United States of America, or (ii) eighteen percent (18%) per annum from the date of payment by Landlord until repaid by Tenant.

B.       Landlord's Insurance and Waiver of Subrogation.   Landlord shall
maintain casualty insurance on the Leased Premises in an amount not less than the greater of: (i) $1,500,000, if available, and (ii) eighty-five percent (85%) of the replacement cost of the Leased Premises. To the extent that any insurance coverage by Landlord will not be invalidated thereby, it is agreed that where Landlord may sustain a loss or damage by reason of fire or other casualty which is a loss or damage against which Landlord is fully protected by an existing policy of insurance (or would be fully protected if Landlord maintained the required insurance coverage) , and such fire or casualty is caused in whole or in part by acts or omissions of Tenant or its agents or employees, then Landlord agrees to look solely to the proceeds of its previously mentioned policy of insurance (or proceeds which would be payable if Landlord maintained the required insurance coverage), and Landlord shall have no right of recovery (to the extent of such insurance coverage or proceeds which would be payable if Landlord had maintained the required insurance coverage) against Tenant or other agents or employees of Tenant and no third party shall have any right of recovery by way of assignment or subrogation. Landlord shall defend, indemnify and hold harmless Tenant from all losses, claims, suits, actions, damages and liability, including defense costs, investigative costs and fees of experts (collectively "claims") that arise or allegedly arise from any of the following circumstances: (i.) any act or omission of Landlord or Landlord's agents, employees, contractors, subcontractors, customers or invitees ( or any of their employees); and (ii.) any injury, death or property damage suffered by any person or entity that occurs in the Leased Premises which is caused by Landlord or Landlord's agents, employees, contractors, subcontractors, customers or invitees.

XIV. Assignment and Subletting. Except for Permitted Assignments (as herein defined), Tenant may not assign this Lease or sublease all or any part of the Leased Premises, without the prior written consent of Landlord, which will not be unreasonable withheld.. Tenant may not mortgage, pledge or allow a lien on its leasehold interest in the Leased Premises. Any attempt by Tenant to do any of these actions directly, indirectly (such as through a conveyance of an ownership interest in Tenant), without the prior written consent of Landlord or by operation of law shall be void from its inception and of no force or effect. For purposes of this Lease, an "assignment" shall include (but shall not be limited to) the following: (i) a transfer of the majority (whether the same is accomplished in one or more transactions) of the voting stock in Tenant or any corporation which is a partner in Tenant; (ii) a transfer of a majority (whether the same is accomplished in one or more transactions) of the ownership interest in Tenant (whether or not Tenant is a corporation); and (iii) any sale of all or substantially all of Tenant's assets, merger, share exchange, consolidation, or dissolution to which Tenant is a party. In the event of any such attempted assignment or attempted sublease or should Tenant, in any transaction of any other nature, permit or attempt to permit anyone to occupy the Leased Premises (or any portion thereof), without the prior written consent of Landlord, Landlord shall thereupon have the right and option (but no obligation) to cancel and terminate this Lease effective upon fifteen (15) business days written notice to Tenant (with no opportunity to cure by Tenant) given by Landlord at any time thereafter either as to the entire Leased Premises or as to only the portion thereof which Tenant shall have attempted to assign or sublease or otherwise permitted some other party's occupancy. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. The consent of Landlord shall not be required for any assignment of this Lease or subletting of the Leased Premises, or any part thereof, to an Affiliate of Tenant (as hereinafter defined); provided, however, that Tenant shall promptly notify Landlord of any such assignment or subletting and with respect to any such assignment or sublease of this Lease shall deliver a written assumption in favor of Landlord of the duties and obligations of Landlord hereunder by such Affiliate. An "Affiliate" for the purposes of this section shall be any person or entity which Tenant controls and in which Tenant owns at least fifty-one percent (51%). No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease and Tenant and Tenant's assignee and sublessee shall remain jointly and severally liable hereunder. If an Affiliate of Tenant ceases at any time to be an Affiliate of Tenant, the Leased Premises shall immediately be assigned to Tenant and Tenant shall reoccupy the Leased Premises; otherwise, such an event shall be treated as if an assignment or subletting had been made without Landlord's consent when consent is required and be a default hereunder.

         In the event Tenant should desire to assign this Lease or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease, together with reasonable detailed information identifying the proposed assignee or sublessee, proposed use, and current financial information with respect to the proposed assignee or sublessee. Landlord shall then have a period of fifteen (15) days following receipt of such notice (provided that Landlord has received all information pertaining to the proposed assignee or sublessee necessary to make a decision with respect thereto) within which to notify Tenant in writing that Landlord elects either (1) to permit Tenant to assign this Lease or sublet such space, subject, however, to (i) written approval of the proposed assignee or subtenant by Landlord and (ii) the requirement that the assignee or subtenant, enters into a written assignment or sublease, as applicable, with the Tenant, subject to the Landlord's written approval, or (2) to refuse to consent to Tenant's assignment of this Lease or sublease of such space and to continue this Lease in full force and effect as to the entire Leased Premises. If the information provided by Tenant with respect to the proposed assignee or sublessee is not sufficient for Landlord to make the required decision described in the preceding grammatical sentence, Landlord will notify Tenant in writing of such fact within five (5) business days following receipt of such information. Tenant shall then be required to provide such information to Landlord before Landlord makes the above described decision with respect to the proposed assignee or sublessee, such decision to be made within fifteen (15) days following receipt by Landlord of the requested information. If Landlord should fail to notify Tenant in writing of such election within the stated fifteen (15) day period, as said fifteen (15) day period may be extended for Tenant to furnish supplemental information regarding the proposed assignee or sublessee, Landlord shall be deemed to have elected option (2) above. No consent by Landlord to any assignment or sublease shall be deemed to be consent to a use not permitted under this Lease, to any act in violation of this Lease, or to any other or subsequent assignment or sublease, and no assignment or sublease by Tenant shall relieve Tenant of any obligation under this Lease. Any sublease or assignment shall be subject to all the terms and conditions of this Lease. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this paragraph shall be void.

         Notwithstanding that the prior written consent of Landlord to any of the aforesaid transactions may have been obtained, the following shall apply in the event of an assignment or sublease, contemporaneously with the granting of Landlord's aforesaid consent: (1) Tenant shall cause the assignee or sublessee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder and such assignee shall be jointly and severally liable therefor along with Tenant and the assignee or sublessee, as applicable, shall agree in writing that Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant and/or any assignee or sublessee without demand upon or proceeding in any way against Tenant; (2) Tenant shall further cause such assignee or sublessee to grant Landlord an express contract lien and security interest (and execute one or more Uniform Commercial Code Financing Statements) in the manner hereinafter stated as applicable to Tenant, including a signed counterpart of all instruments relative thereto (executed by all parties to such transaction with the exception of Landlord) shall be submitted by Tenant to Landlord prior to or contemporaneously with the request for Landlord's written consent thereto (it being understood that no such instrument shall be effective without the written consent of Landlord, provided, however that Landlord will subordinate its statutory lien and contract lien herein created to any liens in favor of a third party lender unrelated to the assignee or sublessee who finances all or any portion of the assignee's or sublessee's business or property, subject to the requirements outlined in Article XV with respect to Tenant; (3) Tenant shall subordinate to Landlord's statutory lien and Landlord's hereinafter described contract lien and security interest, any liens or other rights which Tenant may claim with respect to any fixtures, equipment, goods, wares, merchandise or other property owned by or leased to the proposed assignee, or sublessee or other party intending to occupy the Leased Premises; (4) no usage of the Leased Premises shall constitute a Prohibited Use or be materially different from the general usage herein made by Tenant;
(5) the assignee's or sublessee's proposed use will not involve the use of any substance, material or any activity which would violate the provisions of Exhibit "H"; and (6) in any case where Landlord consents to an assignment, subleasing, grant of a concession or license or mortgage, pledge or hypothecation of the leasehold or sublease of the Leased Premises, the undersigned Tenant will nevertheless remain directly and primarily liable for the performance of all of the covenants, duties and obligations of Tenant hereunder (including, without limitation, the obligation to pay all rental and other sums herein provided to be paid).


                          XV. Intentionally Deleted

XVI.     Default.

         A. Events of Default. Each of the following acts of Tenant constitutes an event of default ("Event of Default") under this Lease:
Tenant's failure to pay the required amount of rent when due or the required amount of any other monetary sum when due under this Lease; Tenant's failure to comply with any covenant, duty or obligation of Tenant under Article of this Lease that is not cured within five (5) business days after notice of such failure from Landlord; and Tenant's failure to comply with any covenant, duty or obligation of Tenant under this Lease (other than those referred to in clauses [i] and [ii], above) that is not cured within thirty
(30) days after Tenant receives a notice of such failure from Landlord. Provided that if such default is not capable of being cured within such thirty (30) day period and Tenant commences curing within such thirty (30) day period and diligently pursues curing of the same thereafter, the same shall not be a default so long as Tenant is diligently pursuing the curing of such default.

         B. Landlord's Remedies.. If an Event of Default should occur under this Lease, then Landlord may do any of the following (in conjunction with or in addition to pursuing any or all of the other rights and remedies provided to Landlord under this Lease, by law, or in equity):

(i) terminate the Lease by sending a written termination notice to Tenant at the address stated above (in which event, Tenant will immediately surrender possession of the Leased Premises to Landlord); or

(ii) enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant therefrom and terminate Tenant's right to possession of the Leased Premises with or without terminating the Lease (in which event, Tenant shall immediately surrender possession of the Leased Premises to Landlord);

(iii) remedy the Event of Default on behalf of Tenant (in which event, Tenant must pay to Landlord all of Landlord's reasonable costs and expenses so incurred immediately upon receipt of Landlord's invoice); and/or

(iv) recover all amounts then owing (and, after the passage of time, that become owing) under the Lease without terminating the Lease or Tenant's right to possession of the Leased Premises.

Landlord's exercise of any of the remedies available to Landlord under the Lease shall not constitute Landlord's acceptance of surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant hereby acknowledges that Landlord shall have the right, after an Event of Default which involves a failure to timely pay any rent, without any notice to Tenant (to the extent allowed by law), to alter locks and other security devices at the Leased Premises and remove Tenant's property and the property of others located within the Leased Premises. Landlord may require full payment of the rent then due to Landlord under this Lease as a condition to Tenant's entitlement to a key to new or altered locks that Landlord may have placed on the Leased Premises after an Event of Default which involves a failure to pay rent. If Landlord exercises its rights to alter the locks at the Leased Premises, Landlord or its agents shall place a written notice on Tenant's front door of the Leased Premises stating the name, address and phone number of the individual or company from which the new key may be obtained. Landlord shall only be required to provide Tenant with a new key during Tenant's regular business hours which are agreed to be 8:00 a.m. to 5:00 p.m. Monday through Friday except for holidays; provided that in no event shall Landlord be required to provide Tenant a new key until such time as Tenant pays all rent due under this Lease. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Leased Premises shall be deemed unauthorized or to constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant's property within
the Leased Premises.   All claims for damages (INCLUDING CLAIMS FOR DAMAGES
BASED UPON NEGLIGENT ACTIONS OF LANDLORD OR LANDLORD'S AGENTS OR CONTRACTORS BUT NOT LANDLORD OR LANDLORD'S AGENTS' OR CONTRACTORS' GROSS NEGLIGENCE OR WILFUL MISCONDUCT) by reason of such lawful reentry and/or repossession are hereby waived. Further, all claims for damages by reason of such lawful alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any reentry by Landlord after proper notice as outlined in this
Article XVI has been given may be pursuant to a judgment obtained in forcible detainer proceedings or other legal proceedings or without any legal proceedings, as Landlord may elect; and Landlord shall not be liable in trespass or otherwise. To the extent of any inconsistency between this Lease and the provisions of Section 93.002 of the Texas Property Code (as it may be hereafter amended or recodified), it is the agreement of the parties that this Lease shall prevail. In the event of termination of this Lease or of Tenant's right to possession of the Leased Premises or repossession of the Leased Premises or the exercise by Landlord of any other right or remedy for an Event of Default, Landlord shall not (to the extent allowed by law) have any obligation whatsoever to relet or attempt to relet the Leased Premises, or any portion thereof, or to collect rental after reletting (if any); but Landlord shall have the option to relet or attempt to relet and, in the event of reletting, Landlord may relet the whole or any portion of the Leased Premises for any period, to any tenant, and for any use and purpose. Tenant waives any implied reletting obligation.

         If Landlord elects to terminate the Lease by reason of an Event of Default, or if Landlord elects to terminate Tenant's right to possession of the Leased Premises without terminating this Lease, or if Landlord exercises any other remedy, Landlord may hold Tenant liable for all Base Rent, Taxes and Insurance Premiums and other indebtedness accrued to the date of such termination (or other remedy exercised), plus such Base Rent, Taxes and Insurance Premiums, and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term (or Tenant's right to possession of the Leased Premises or other remedy exercised, as the case may be) measured from the date of such termination by Landlord until the date which would have been the date of expiration of the Term as stated in Article I.D (had Landlord not elected to terminate the Lease or Tenant's right to possession on account of such Event of Default) diminished by any net sums (if any) thereafter received by Landlord through re-letting the Leased Premises during said period (after deducting expenses incurred by Landlord as provided in the succeeding paragraph). Following the date of notice of termination of the Lease or the termination of Tenant's right to possession, without the termination of the Lease, Landlord shall make reasonable good faith attempts to relet the Leased Premises or portions thereof at the then prevailing market rates and terms. As used herein, "reasonable good faith attempts to re-let" shall mean (a) listing the Leased Premises for lease with a licensed real estate broker, which may be an affiliate of the Landlord, who notifies at least ten (10) other brokers of the availability of the Leased Premises, (b) entertaining in good faith, but not necessarily accepting offers to lease, (c) to the extent allowed by law or applicable deed restrictions, placing "For Lease" signs on the Leased Premises and (d) and in no event shall Landlord be obligated to accept an assignee or sublessee who desires to use the Leased Premises for one of the Prohibited Uses. Actions to collect amounts due by Tenant provided for in this paragraph of Article may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord's waiting until expiration of such period; and in no event shall Tenant be entitled to any excess of rent (or rent plus other sums) obtained by re-letting over and above the rent herein reserved.

         In addition to all other amounts and other obligations for which Tenant is liable upon an Event of Default, in case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord at Houston, Harris County, Texas, in addition to any sum provided to be paid above: reasonable broker's fees and all other reasonable costs and fees incurred by Landlord in connection with re-letting, or attempting to re-let, the whole or any part of the Leased Premises; the reasonable costs of removing and storing Tenant's or other occupant's property; the reasonable costs of repairing, altering, remodeling, or otherwise putting the Leased Premises into a condition acceptable to a new tenant or tenants; reasonable costs associated with the execution of any lease with a new tenant or tenants (including, without limitation, reasonable attorneys' fees); and all expenses incurred by Landlord in enforcing Landlord's remedies (including, without limitation, attorneys' fees). Past due rent and other past due payments shall bear interest from maturity until paid at the lesser of: (i) the highest non-usurious rate permitted by law or (ii) fifteen percent (15%) per annum.

         C. Landlord's Default.. If Landlord should fail to perform any of its obligations under this Lease, Tenant's exclusive remedy is the institution of a suit for damages (Tenant hereby waiving the benefit of any laws granting it a lien on the property of Landlord) which shall be subject to the provisions of Article XIX below. Prior to instituting such a suit, Tenant must supply Landlord with notice of such failure. Landlord shall then have a reasonable period of time, but not less than thirty (30) days following Landlord's receipt of Tenant's notice, in which to commence curative action. Tenant may not institute such a suit during such thirty
(30)-day period or thereafter during the period in which Landlord is attempting to cure such default. In no event shall Tenant have the right to offset any sum owing, or allegedly owing, by Landlord to Tenant against any sum otherwise owing by Tenant to Landlord.


XVII. Holdover. If Tenant should remain in possession of the Leased Premises after the end of the Term, then Tenant shall be occupying the Leased Premises as a tenant-at-sufferance, under all of the terms and conditions of this Lease, except that the Base Rent payable during the holdover period shall be equal to one hundred fifty percent (150%) of the Base Rent last applicable during the Term.


XVIII.   Notice.  Any notice given under this Lease must be in writing and delivered by U.S. certified mail, return receipt requested, or by hand. Notices given to Landlord by U.S. certified mail must be sent to Landlord at Landlord's address stated above; and notices given to Tenant by U.S. certified mail must be sent to Tenant at Tenant's address stated above. Either party may change their address by giving the other party notice of such change. A signed return receipt shall be conclusive evidence that the notice was delivered in the due course of mail. Notice that is properly addressed, with adequate postage prepaid and mailed by certified mail, return receipt requested, shall be deemed received upon the earlier of actual receipt, as indicated on the signed, returned receipt card; or three days after appropriate posting (whether or not actually received or accepted). Notice given by hand shall be effectively given wherever the intended recipient is found and shall be deemed received upon the date of delivery or on the date of attempted delivery if delivery is refused. No change of address of either party shall be binding on the other party until notice of such change of address is given to the other party.


XIX. Limitation of Liability. Tenant waives and relinquishes all rights to claim any nature of lien against rent. Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages; and all liability of Landlord for damages for breach of any covenant, duty or obligation of Landlord hereunder may be satisfied only out of the interest of Landlord in the Leased Premises existing at the time any such liability is adjudicated in a proceeding as to which the judgment adjudicating such liability is non-appealable and not subject to further review. The term "Landlord" shall mean only the owner for the time being of the Leased Premises, and in the event of the transfer by such owner of its interest in the Leased Premises, such owner shall thereupon be released and discharged from all covenants and obligations of Landlord thereafter accruing, but such covenants and obligations shall be binding during the lease term upon each new owner for the duration of such owner's ownership.


XX. Inspection and Access to Leased Premises.. Landlord and any mortgagee shall have the right to enter upon the Leased Premises at any reasonable time after two (2) business days prior written notice for the purpose of evaluating Tenant's performance under this Lease, inspecting the same, making repairs or additions to the Leased Premises or showing the Leased Premises to prospective purchasers, lessees, or lenders. Landlord shall be required to give no notice in connection with making repairs or additions to the Leased Premises if an emergency exists. An emergency shall be deemed to exist if a condition or circumstance exists which left unchanged could damage the Leased Premises, the property of any person or entity in an amount in excess of $5,000, or impair any mechanical, electrical and plumbing systems of the Building or endanger the life, health or safety of any person at the Leased Premises. Landlord may place "for lease" or "for sale" notices upon the Leased Premises. In any circumstances where Landlord is permitted to enter upon the Leased Premises during the Term, no such entry shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages for loss of business or otherwise or entitle Tenant to be relieved from any of its obligations hereunder or grant Tenant any right of set-off or recoupment or other remedy; and in connection with any such entry incident to performance of repairs, replacements, maintenance or construction, all of the aforesaid provisions shall be applicable notwithstanding that Landlord may elect to take building materials in, to or upon the Leased Premises that may be required or utilized in connection with such entry by Landlord.


XXI. Mortgage. Tenant agrees that its interest under this Lease shall be subordinate to any mortgage, deed of trust or similar encumbrance placed upon the Leased Premises. Nevertheless, a lender holding a mortgage encumbering the property of which the Leased Premises is a part or the purchaser at a foreclosure sale shall have the right and option to make this Lease superior. Within ten (10) days of a request by Landlord from time to time, Tenant shall execute and deliver to Landlord a subordination, non-disturbance and attornment agreement in the form required by Landlord's mortgagee. If in connection with Landlord obtaining financing for the property of which the Leased Premises is a part, from time to time, such lender shall request reasonable modifications in this Lease as a condition of providing Landlord such financing, then Tenant shall not unreasonably withhold, delay, or defer its consent thereto; provided, that such modifications do not unreasonably increase the obligations of Tenant hereunder or materially affect the leasehold interest created hereby or increase the Base Rent due hereunder. No amendment or modification of this Lease occurring after the date of any mortgage shall be binding on any Landlord's mortgagee unless such amendment or modification is expressly approved in writing by such mortgagee.


XXII. Non-Liability. Without limiting the generality of the waiver contained in Article XIII, Landlord and the Indemnitees shall not be liable to Tenant for any injury or death to person or damage or destruction to property sustained by Tenant or any person claiming through Tenant resulting from Tenants repair obligation of the Leased Premises becoming out of repair or by defect in or failure of equipment, pipes or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Leased Premises; provided, however, that Landlord shall remain liable for the performance of its repair obligations pursuant to Article X; nor shall Landlord or the Indemnities be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of any other persons whomsoever,unless representing Landlord.


XXIII.   Miscellaneous.

         A. Independent Covenants. The obligation of Tenant to pay rent and the obligation of Tenant and Landlord to perform Tenant's other covenants and duties under this Lease are independent, unconditional obligations that are to be performed at all times provided for in this Lease.

         B. Waiver. Tenant waives and relinquishes any right to assert that Landlord is bound to perform (or is liable for nonperformance of) any implied covenants or duties of Landlord that are not stated in this Lease. Tenant agrees that Landlord shall incur no liability to Tenant due to any apparent or latent defect in the Leased Premises, but Landlord shall remain liable for its repair obligations pursuant to Article X. Except as expressly provided herein, Landlord makes no express or implied warranty regarding the condition or any other feature of the Leased Premises, including the Building, or this Lease, and Tenant hereby waives all such warranties.

         C. Entire Agreement. This document constitutes the entire agreement between Landlord and Tenant. No prior written or prior or contemporaneous oral promises or representations shall be binding.

         D. Estoppel Certificate. Tenant shall execute estoppel certificates in the form attached hereto as Exhibit "E" and made part hereof or such other form that may be reasonably requested by Landlord or by any current or prospective purchaser of the Leased Premises or any part thereof or lienholder within ten (10) days following such request. If Landlord advises Tenant of the existence of a lien on the Leased Premises, Tenant agrees to supply the lienholder with copies of all notices that it thereafter sends to Landlord, and shall allow such lienholder to exercise all of Landlord's entry and curative rights under this Lease (but the lienholder shall have thirty [30] days following written notice from Tenant in which to attempt to cure Landlord's default, but shall be under no obligation to do so [or such longer period as agreed to by Tenant in any nondisturbance, subordination and attornment agreement entered into with the lienholder]).

         E. Time is of the Essence. Time is of the essence of this Lease.

         F. Binding Effect. This document shall bind and inure to the benefit of the respective heirs, executors, administrators, successors and permitted assigns of the parties (without altering the provisions of this Lease regarding assignment and subletting).

         G.       Non-Waiver.   Neither acceptance of any rent nor any other
amount by Landlord nor failure by Landlord or Tenant to complain of any action, non-action or default of Tenant or Landlord, as applicable, shall constitute a waiver as to any breach of any covenant or condition of Tenant or Landlord, as applicable, contained herein nor a waiver of any of Landlord's or Tenant's rights hereunder, as applicable. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a prior or subsequent default of the same obligation or for any prior or subsequent default of any other obligation. Wavier by Tenant of any right for any default of Landlord shall not constitute a waiver of any right for either a prior or subsequent default of the same obligation or for any prior or subsequent default of any other obligation. No right or remedy of Landlord or Tenant hereunder or covenant, duty or obligation of Tenant or Landlord hereunder shall be deemed waived by Landlord or Tenant unless such waiver is in writing and signed by Landlord or Tenant, as applicable.

         H. Relationship. The relation created by this Lease is that of landlord and tenant. No provision of this Lease shall be construed in such a way as to constitute Landlord and Tenant joint venturers or co-partners or to make Tenant the agent of Landlord or to make Landlord liable for the debts of Tenant.
         I. Captions.. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

         J. Venue and Choice of Law. All obligations of Landlord and Tenant under the terms of this Lease shall be payable and performable in Houston, Harris County, Texas. The internal local laws of the State of Texas (not any Texas choice of law rule making applicable the law of some other jurisdiction) shall govern the construction, interpretation, validity, performance, and enforcement of this Lease.

         K.       Severability.     If any provision of this Lease should be
held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

         L. Gender.. With respect to terminology in this Lease, each number (singular or plural) shall include all numbers, and each gender (male, female or neuter) shall include all genders.

         M.       Intentionally Deleted .

         N. Broker.. Except as stated in Article I.K, neither Landlord, nor Tenant, shall be responsible for or pay to Broker or any other party any other fee, commission, or other payment in connection with this Lease, including, without limitation, fees, commissions, and other payments for or in connection with any options, renewals, extensions or other amendments or modifications to this Lease.

         O. Acts of God and Force Majeure. Landlord and Tenant, as applicable, shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to the other party, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure. For purposes of this Lease, an "act of God" or "force majeure" is defined as strikes, material or labor restrictions by any governmental authority, riots, floods, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Landlord or Tenant, as applicable, and which by the exercise of due diligence Landlord or Tenant, as applicable, is unable, wholly or in part, to prevent or overcome.

P. Reasonableness of Approval. Any circumstance in this Lease in which a matter is subject to Landlord's reasonable approval or which Landlord agrees not to unreasonably withhold its approval, Landlord shall be deemed to have been reasonable in denying its approval or consent if Landlord's lender does not approve of or consent to the requested item.


XXIV.    RENEWAL OPTIONS.

A. Options.. Tenant shall have one (1) option ("Renewal Option") to renew and extend the term of this Lease for a period of five (5) years, as follows:

B. First Option. Provided that Tenant shall have complied with all terms and provisions of this Lease during the initial Term, as defined in
Article I.B hereof, and is not then in default thereof, then Tenant shall have the option ("Renewal Option") to extend the term of this Lease for a period of sixty (60) months ("Renewal Period") commencing on the day following the expiration of the initial Term and ending on the last day of the sixtieth (60th) calendar month thereafter; provided, however, that in order for Tenant to exercise such option, Tenant shall have given Landlord written notice of such election by Tenant no later than nine (9) months prior to the expiration of such initial Term.

D. Notice/Rental Rate. With regard to Tenant's Renewal Option, Tenant shall, in the event Tenant intends to exercise said option, no earlier than nine (9) months prior to the expiration of the initial Term, submit a written request of Landlord to provide Tenant with the good faith opinion of Landlord as to the Fair Market Value rental rate applicable to the Leased Premises for the Renewal Period. On or before thirty (30) days after receipt of such written request, Landlord shall provide to Tenant, in writing, its good faith opinion as to such Fair Market Value rental rate. Tenant shall thereupon have thirty (30) days, after receipt of Landlord's good faith opinion as to the Fair Market Value rental rate, to fully evaluate such opinion. If Tenant disagrees with such opinion, Tenant shall serve Landlord with notice of Tenant's good faith opinion as to the Fair Market Value rental rate at the commencement of the forthcoming extension of the Renewal Period. Such notice shall be given on or before the expiration of such thirty (30) day evaluation period and Tenant and Landlord shall then attempt, in good faith, to agree upon such Fair Market Value. Tenant shall have the right, exercisable on or before the last day of such thirty (30) day evaluation period applicable to the Renewal Option, to either (i) exercise such renewal option by giving written notice to Landlord based on the Fair Market Value, if any, previously agreed upon by both Landlord and Tenant, or (ii) exercise such extension option, by written notice to landlord, without agreement as to the Fair Market Value in which event the arbitration process, as set forth below, shall be utilized to determine the Fair Market Value, or (iii) refuse to exercise such extension option either by notice to Landlord to such effect or by failing to give notice pursuant to subparagraph B or C as applicable on or before the last date upon which such Renewal Option may be exercised, in which event Tenant shall have no further rights to renew or extend this Lease pursuant to this Article XXIV.

E. Arbitration.. The arbitration process to be utilized to determine the Fair Market Value rental rate, as referenced above, shall be as follows:

     (1) Arbitrators. If Tenant calls for arbitration to determine the Fair Market Value rental rate then, on or before five (5) days after such notice is given to Landlord, Landlord and Tenant shall each provide written notice to the other of each party's final good faith estimate of such Fair Market Value rental rate ("Final Estimate") of the Leased Premises for the period commencing when the option in question would commence and end five (5) years thereafter and each shall contemporaneously nominate and appoint one (1) arbitrator to determine such Fair Market Value rental rate. Upon the appointment of such two (2) arbitrators, said two arbitrators shall in good faith determine which of the Final Estimates of Landlord or Tenant most closely equals the Fair Market Value rental rate as of the commencement date of the First Renewal Period or Second Renewal Period, as applicable. The two arbitrators shall afford Landlord and Tenant the right to submit evidence with respect to their respect Final Estimates and shall, with all possible speed, make their respective determinations, in writing, and give notice thereof to both landlord and Tenant.

     (2) Third Arbitrator. If the two arbitrators nominated by the parties are unable to agree upon which Final Estimate most closely approximates the Fair Market Value rental rate, then said arbitrators shall within five (5) days after both of said arbitrators have made their determinations, appoint, in writing, a third arbitrator (who shall agree that his/her fee for services rendered as arbitrators shall not exceed the higher of the fees charged by the first two arbitrators) and shall give written notice of such appointment to both Landlord and Tenant. In the event the arbitrators appointed by the parties fail to appoint or agree upon such third arbitrator within said five (5) day period, a third arbitrator shall be selected by Landlord and Tenant if they so agree within the
     further period of five (5) days.   If the initial two
     arbitrators fail to agree upon the appointment of a third arbitrator within such time period, then Landlord or Tenant may apply to any state district court judge of the State of Texas, in Harris County, Texas, for the appointment of such arbitrator and the decision of such judge shall be binding on the parties. Such third arbitrator shall, in good faith, determine, pursuant to the procedures set forth herein above, which of the Final Estimates of the parties most closely equals the Fair Market Value rental rate. The third arbitrator's determination of such evaluation shall be controlling and binding on the parties hereto and shall be completed within fifteen (15) business days after appointment of the third arbitrator. When the arbitrators resolve the matter in dispute, they shall notify the Landlord and Tenant thereof in writing on or before expiration of the applicable period of time as set forth above. Such notice shall state the nature of the dispute and the resolution.

     (3) Expenses/Selection. Absent determination to the contrary by the arbitrators, or a majority thereof, each party shall pay for the services of the arbitrator it shall appoint and the parties shall share equally the cost of the services of the third arbitrator. In the event any arbitrator appointed as aforesaid shall thereafter die or become unable or unwilling to act in such capacity, such arbitrator's successor shall be appointed in the same manner as provided in this Article XXIV for the appointment of the arbitrator so dying or becoming unable or unwilling to act. Any arbitrator appointed hereunder shall be a member in good standing of SIOR or HOLBA or a similarly recognized organization or association of the office or industrial leasing business and shall have no less than ten
     (10) years experience in the Houston, Texas area in the field of commercial leasing of the type comparable to the Leased Premises.

F. Rate.. If this Lease is extended for the Renewal Option as is herein above provided, then all terms and provisions of this Lease shall apply to such renewal period except that the Base Rent shall be calculated at the then Fair Market Value rental rate for the period in question determined as provided above, and (b) no renewal or extension shall contain any further renewal or extension option.

Lapse of Options. Time is of the essence with regard to the exercise by Tenant of the Renewal Option. If such option is not exercised within the time period stipulated herein above, then such options shall lapse and be of no further force and effect.


                             XXV. PURCHASE OPTION

         Contingent upon Tenant being in full compliance with all of its obligations and duties under this Lease, Tenant (or Tenant's nominee), at any time following the Commencement Date provided that Landlord has completed construction of the Building, shall have a one-time option ("Option") to purchase the Leased Premises for cash in the amount ("Required Amount") determined by Landlord as representing the fair market value of the Leased Premises. Tenant shall exercise the Option by written notice ("Initial Notice") to Landlord of Tenant's election to purchase the Leased Premises, subject, however, to Tenant's approval of the Required Amount or Landlord and Tenant agreeing upon an alternate purchase price ("Negotiated Amount") within thirty (30) days following Tenant's delivery of the Initial Notice. Within fifteen (15)business days following Landlord's receipt of the Initial Notice, Landlord will submit the Required Amount in writing ("Landlord's Notice") to Tenant. Tenant shall have fifteen (15) business days following receipt of Landlord's Notice in which to elect to purchase the Leased Premises for the Required Amount or Negotiated Amount by written notice thereof ("Second Notice") to Landlord. If Tenant delivers the Second Notice, Landlord will prepare an earnest money contract ("Contract") for Tenant's approval conveying the Leased Premises in its "as-is" "where-is" condition, subject to all matters then of record, other than liens voluntarily created by Landlord which shall be discharged at closing, and subject to this Lease.

         If Tenant does not timely deliver the Second Notice, or if Landlord and Tenant are unable to agree upon the Negotiated Amount or the form of the Contract within fifteen (15) business days following Landlord's delivery of the proposed Contract to Tenant, Tenant's Option shall be deemed canceled and of no further force and effect. Time is of the essence with respect to the exercise of the Option.

         If Tenant exercises the Option, Tenant shall be responsible for paying all closing costs, including the premium for the owner's title policy and all costs and fees in connection with any loan obtained by Tenant to acquire the Leased Premises, but not Landlord's cost of releasing any liens voluntarily created by Landlord, including recording fees with respect thereto.

         Notwithstanding anything contained in this Article XXV to the contrary, in the event that Landlord desires to sell the Leased Premises subject to this Lease, Landlord may, but shall not be obligated to, first offer to sell the Leased Premises to Tenant for any price and terms acceptable to Landlord in its sole and exclusive discretion (the "Proposed Price"). If Landlord elects to offer the Leased Premises for sale to Tenant, Tenant shall have fifteen (15) business days following receipt of an earnest money contract ("Offer Contract") covering the Leased Premises to elect to purchase the Leased Premises in accordance with the terms of the Offer Contract. If Purchaser fails or refuses to timely exercise this option ("Offer Option") to purchase the Leased Premises, then the Option in favor of Tenant shall be canceled and of no further force and effect. Any transfer of the Leased Premises by Landlord to an affiliated entity for tax or estate planning purposes shall not obligate Landlord to offer the Leased Premises to Tenant, but such transfer and conveyance shall be subject to the terms of this Article XXV.

Page 64


         No real estate commission shall be payable with respect to Tenant's acquisition of the Property from Landlord. The closing of the purchase, if Tenant elects to exercise the Option or Offer Option, as applicable, shall be not more than thirty (30) days following the execution of the Contract or Offer Contract, as applicable, between Landlord and Tenant.

EXECUTED in multiple counterparts, each having the force and effect of an original, on January 25, 1999.

                  CLAY DEVELOPMENT & CONSTRUCTION, INC., a Texas corporation


                  By:     /s/ Robert H. Clay
                  Name:   Robert H. Clay
                  Title:  Vice President
                          LANDLORD


                  Horizon High Reach, Inc., a ______corporation

                  By:      /s/ Rick Penkert
                  Name:    Rick Penkert
                  Title:   General Manager - Vice President
                           TENANT

Exhibit "B"
                PLOT PLAN SHOWING LOCATION OF LEASED PREMISES

                                 Exhibit "A"
                          LEGAL DESCRIPTION OF LAND

                  (LAND ON WHICH BUILDING WILL BE SITUATED)

Exhibit "C"
                               LANDLORD'S WORK


Landlord's obligation to perform construction work at the Leased Premises is limited to the work described in the following plans and specifications:

        NOTABLE EASEMENTS, PIPELINES AND OTHER IMPEDIMENTS TO THE LAND
EXHIBIT "D"

                                 EXHIBIT "E"
                             ESTOPPEL CERTIFICATE



Re: Lease between Clay Development & Construction, Inc. ("Landlord") and HORIZON HIGH REACH, INC. ("Tenant") dated December __, 1998 ("Lease") with respect to the land and building located at ________________________ _________________________in _________, Texas (the "Premises")

Gentlemen:

         We, the undersigned Tenant, under the Lease described above (the "Lease"), certify to ___________________ and its successors and assigns as the prospective purchaser of the Premises ("Purchaser"), the following:

1. Attached hereto as Exhibit "A" is a true, correct, and complete copy of the Lease, including all amendments, exhibits, and Addenda thereto.

2. There has not been a cancellation, modification, assignment, renewal, extension, or amendment to the Lease, except the following (true and correct copies of all of which are attached hereto and initialed by Tenant):
3. All of the Base Rent and Initial Estimate of Monthly Taxes and Insurance Payment provided in the Lease to be paid has been paid through ___________________, 1999.

4. Other than the Lease, there are no other agreements, written or oral, between Landlord and Tenant regarding the Premises or Tenant's obligation to pay rentals under the Lease, and Tenant does not claim a right to any concessions, free rent, or rental abatement other than as set forth in the Lease, except as follows:
________________________________________________.

5. Tenant currently pays for utilities used in the Premises by making payments to: ________________________________
______________________________.

6. The Lease commenced on ______________, 19___, and the rent commenced on ___________________, 19___. The Lease terminates on __________________, 19___, and Tenant is not entitled to any renewal options except two (2) options to extend, of sixty (60) months each. By the exercise of all such renewal options, Tenant may extend the Lease until _____________, _____.

7. The Lease is in full force and effect and Tenant does not have any presently existing claims against Landlord or any offsets against rent due under the Lease. To the actual knowledge of Tenant, there are no
(i) defaults of Landlord or Tenant under the Lease, (ii) existing circumstances which with the passage of time, or notice, or both, would give rise to a default by Landlord or Tenant under the Lease, (iii) existing rights to abate, reduce or offset sums against rent or terminate this Lease because of any other condition, or (iv) existing circumstances which with the passage of time, or notice, or both, would give rise to a right to abate, reduce or offset sums against rent or terminate the Lease.

8. The Premises have been completed and accepted and are in conformity with the terms of the Lease, subject to the (i) Landlord's warranty and repair obligation contained in the Lease solely with respect to the roof, foundation and load-bearing walls supporting the roof of the building, (ii) general contractor's warranty obligations to the Tenant and
(iii) liability of the architect and any engineers to the Tenant for design defects. Tenant has been paid all sums (if any) owed by Landlord with respect to allowances for construction performed at the Premises by Tenant.

9. The Tenant has not filed a petition in bankruptcy that has not been dismissed as of the date hereof, has not been subject to an involuntary petition in bankruptcy which has not been dismissed, has not made an assignment for the benefit of any creditor(s), or has not been adjudged to be bankrupt or insolvent by a court of competent jurisdiction.

10. The Tenant has not received any option to purchase any portion of the Premises, except as follows:
__________________________________________________________
______________________________________________________________________________
_____________________________________________________________________________.

11.               Any notices which may or shall be given to Tenant under
the terms of the Lease are to be sent to Tenant at the following address:
_________________________________
______________________________________________________________________________
_____________________________________________________________________________.

12. The undersigned has all requisite authority to execute this Estoppel Certificate on behalf of Tenant. The undersigned acknowledges that Purchaser has requested the information contained herein for purposes of confirming and clarifying certain provisions of the Lease and is relying (and will rely) on the truth and accuracy of the representations made herein and upon the authority of the undersigned to execute this Estoppel Certificate on behalf of Tenant, in connection with Purchaser's decision to purchase (or not to purchase) the Premises. This Estoppel Certificate may only be relied upon by Purchaser and Purchaser's lender in connection with the acquisition and financing of the Premises, and no other person or entity shall be entitled to be a third-party beneficiary of this Estoppel Certificate.


                                   Very truly yours,

                                    HORIZON HIGH REACH, INC.


                                    By:
                                    Name:  /s/ Rick Penker
                                    Title: General Manager - Vice President
                                    Date:  January 25, 199

                                 Exhibit "F"
                             RULES & REGULATIONS


1. All floor areas and other improvements in or on the Leased Premises (including, without limitation, entrances and returns, doors, fixtures, windows, aisles, and displays) shall be maintained in a safe, neat, clean, and attractive condition.

2. No person shall use the parking areas except for ingress and egress and for the parking of motor vehicles during the period of time such persons or the occupants of such vehicles are customers or business invitees or employees of the establishments within the Leased Premises. No sidewalks, walkways, or halls shall be used other than for pedestrian travel. No roadways, walkways, sidewalks, halls, parking areas, or other open areas shall be used by skateboards, roller blades, roller skates, or other moveable contrivances, except for or by handicapped persons.

3. All motor vehicles located in the parking lot shall be parked in an orderly manner within the painted lines defining the individual parking spaces, except that trucks may be parked elsewhere on the Leased Premises in an orderly manner.

4.       No person shall do any of the following:

1.       Throw, discard, or deposit any paper, glass, or extraneous matter of any kind, except in designated receptacles, or create litter or hazards of any kind on or in any part of the Leased Premises;
         2. Deface, damage, or demolish any sign, light standard or fixture, landscaping material, or other improvement within the Leased Premises.

5. No sign or covering shall be inscribed, displayed, printed, affixed, or hung on or to, or placed in or used in connection with, any window or door located on or within the Leased Premises without the prior written consent of Landlord. Landlord shall have the right to remove any such sign or covering that violates this provision without notice to and at the expense of Tenant.

6. Landlord reserves the right to exclude or expel from the Leased Premises, any person who, in Landlord's judgment, is or appears to be intoxicated or under the influence of liquor or drugs, or is in violation of any of these Rules and Regulations.

7. Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord, its insurance carriers, or any governmental agency.

8. Landlord reserves the right to restrict the use of all electrical extension cords. At no time shall more than two electrical devices be connected to any single electrical outlet. Multiple adapters are prohibited. Any extension cord used must be a two-wire cord with a ground, and must be sized according to the power draw on the circuit.

9. The plumbing fixtures shall be used only for the purposes for which they are designed, and no sweepings, rubbish, rags, or other unsuitable materials shall be disposed into them. Without the prior written consent of Landlord, nor shall Tenant use the Leased Premises for washing clothes, lodging, or for any improper, objectionable, or immoral purposes. No cooking shall be done or permitted by Tenant on the Leased Premises, other than cooking for Tenant's employees and visitors, including, without limitation, events hosted by Tenant at the Leased Premises.

10. Neither Tenant nor its employees, agents, contractors, subcontractors, or invitees shall go upon the roof of the Leased Premises without Landlord's prior written consent.

11. Landlord will furnish each Tenant with an initial set of keys free of charge. Landlord may make a reasonable charge for any additional keys. Tenant shall not have any keys made except by Landlord. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Leased Premises without prior written consent of Landlord, which consent will not be unreasonably withheld. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Each Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors and other areas in the Leased Premises.


12. Tenant shall not sell or regularly serve alcoholic beverages on the Leased Premises without the prior written consent of Landlord.

13. The Leased Premises shall be used only for the purposes set forth in the Lease and such use shall be limited to the period of time and activities specified therein.

14. Each Tenant shall store all its trash and garbage within its Leased Premises or in the dumpsters or other contained areas provided by Landlord, if any. No material shall be placed in the trash cans or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Houston, without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways provided for such purpose and at such times as Landlord shall designate. Large containers and any non-compactable trash shall be kept in the Leased Premises until such time as Tenant has made suitable arrangements for its removal. In no event shall Tenant's trash be visible to the general public or constitute any health, fire hazard, or nuisance to the public. No burning of trash, refuse, or waste shall be permitted.

15. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter, or amend, in whole or in part, the terms, covenants, agreements, and conditions of the Lease to which these Rules and Regulations are attached. Landlord reserves the right to rescind or waive any of the rules and regulations set forth herein (as to an individual tenant or as to all the tenants) and to make such other and further rules and regulations as in its feasible judgment shall, from time to time, be required for the safety, protection, care, and cleanliness of the Leased Premises, the operation thereof, the preservation of good order therein, or the protection and comfort of the Tenant and their agents, employees, and invitees. Such rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

                                 Exhibit "G"
                   OFFICE AND WAREHOUSE DETAIL FLOOR PLAN

                                 Exhibit "H"

HAZARDOUS SUBSTANCES


1. Tenant shall not cause or permit any Hazardous Substance (as hereinafter defined) to be brought upon, generated, manufactured, refined, produced, processed, kept, stored, discharged, disposed of, leaked, emitted, or used (collectively herein called "Processed and Stored") in, or about the Leased Premises, except for such Hazardous Substances as is necessary or useful to Tenant's business and the use of which is expressly approved by Landlord in writing. Landlord shall have no obligation to grant any such approval; provided, however, that Landlord hereby approves of Tenant's use of the substances and materials as described in Exhibit H-2 attached hereto and made part hereof for all purposes (the "Approved Substances").

2. The Approved Substances and, if Landlord consents as provided in paragraph 1 above, any other Hazardous Substance permitted on the Leased Premises, and all containers therefor, shall be Processed and Stored in a manner that complies with all Governmental Laws (as hereinafter defined) applicable to Hazardous Substances.

3. Tenant shall not cause or permit any material or substance to be Processed or Stored in, on or about the Leased Premises, or the atmosphere, ground, sewer system, or any body of water, if that material (as is reasonably determined by the Landlord, or any governmental authority) does or may pollute or contaminate the same, or may adversely affect (a) the health, welfare, or safety of persons, whether located on the Leased Premises, or elsewhere, or
         (b) the condition, use, or enjoyment of the Building or any other real or personal property.

4. Tenant shall not cause or permit to occur any violation of any governmental law on, in, under, or about the Leased Premises, arising from Tenant's use, occupancy, or possession of the Leased Premises, including, but not limited to, soil and ground water conditions.

5. As used herein, the term "Hazardous Substance" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any oil, petroleum products, and their by-products (d) any substance that is or becomes regulated by a federal, state or local governmental authority; (e) any other ignitable, reactive, corrosive, hazardous, toxic, flammable, explosive, radioactive material, asbestos, asbestos containing material, polychlorinated biphenyl, chemical known or suspected to cause cancer or reproductive toxicity, pollutants, contaminates, hazardous wastes, controlled drugs or substances (except prescription drugs pursuant to existing prescriptions), (f) any substance or material declared to be hazardous or toxic under any statute, law, regulation, code, ordination rule or governmental pronouncement now or hereafter enacted or promulgated by any governmental authority (herein called "Governmental Laws") or (g) dangerous substance or material.

6. Tenant shall, at Tenant's own expense, comply with Governmental Laws relating to or regulating the bringing upon, generating, manufacturing, refining, producing, processing, keeping, storing, discharging, disposing of, leaking, emitting, or using (collectively herein called "Processing and Storing") of Hazardous Substances that occur during the term of the Lease.

7. Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of any governmental authority (the "Authority") under the Governmental Laws.

8. Should any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of the Processing and Storing of Hazardous Substances by Tenant that occurs during the term of this Lease, at or from the Leased Premises, or which arises at any time from Tenant's use or occupancy of the Leased Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans.

9. Tenant shall promptly provide all information regarding the Processing and Storing of Hazardous Substances that is requested by Landlord.

10. If Tenant fails to fulfill any duty imposed under this Exhibit "H" within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Governmental Laws to the Premises and Tenant's use, occupancy or possession thereof, and for compliance therewith, the Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any law shall constitute a waiver of any of Tenant's obligations under this Exhibit "H".

11. Tenant hereby agrees that it shall be fully liable for all costs and expenses related to any Processing and Storage of Hazardous Substances by Tenant in, on, under or about the Leased Premises and the Tenant shall give immediate notice to the Landlord of any violation or potential violation of the provisions of Exhibit "H" or any Governmental Laws. Tenant shall defend, indemnify, and hold harmless Landlord, its agents, employees and managers, and their respective partners, agents, employees, officers, directors, beneficiaries, shareholders, partners, consultants and advisers from and against all claims, demands, penalties, fines, suits, causes of action, liabilities, settlements, damages, costs, expenses (including, without limitation, attorneys and consultants fees, court costs, and litigation expenses), or losses (including, without limitation, a decrease in value of the Leased Premises or usable space) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to, arising out of or in connection with or which is alleged to have arisen out of or in connection with any violation or alleged violation by Tenant of any covenant contained in this Exhibit "H".

12. The provisions of this Exhibit "H" shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

                                EXHIBIT "H-2"

                      Tenant's Substances and Materials


Gasoline
Diesel
Motor Oil
Hydraulic Oil
Propane
Battery/ Battery Acid
Parts Washer
Paint
Cleaning Supplies
EXHIBIT "I"

                               PROHIBITED USES



                                            General   Restrictions   on  Use.
No portion of the Land shall be used, leased, subleased, or operated for:

         (1)      retail  automotive   repair,   retail  car  wash,  retail
                  gasoline sales, or retail tire or battery sales;

         (2) the renting, leasing, sale or display of any non-commercial use truck, trailer, recreational vehicle or boats which are on premises; however, nothing shall prevent any such renting, leasing, or sale if the vehicles, trucks, trailers or boats are located at another site;

         (3) any use which emits an obnoxious odor, common noise or sound, as proven by court proceedings, which can be heard or smelled outside of any building located in or on the Land or which creates unusual fire, explosive or other risks to any portion of the Land;

Regarding items (1) thru (3), Landlord recognizes that Tenant is in the commercial high lift sales, leasing and repair business.

(4) any mobile home park, trailer park, labor camp, or junkyard (except this provision shall not prohibit the temporary use of construction trailers during periods of construction, reconstruction or maintenance);

         (5) any dumping, disposing, incinerating or reduction of garbage (exclusive of garbage compactors located near the rear of any building) except any recycle centers required by governmental regulations;

(6)      any living quarters, sleeping apartments or lodging rooms;

         (7) any veterinary hospital or animal raising facility (except this provision shall not prohibit a pet shop);

         (8)  any mortuary or funeral home;

         (9) any establishment whose primary business is the sale or rental or display of sexual materials or drug related paraphernalia or whose primary business is providing any adult only or sexually oriented service or product including, but not limited to, massage parlors, brothels, topless establishments, any "sex" shop, "peep show", any "adult" bookstore or "adult" movie theater;

         (10) any flea market, amusement park (except an enclosed children's playground operated in conjunction with a fast food restaurant), video arcade, pool or billiard hall.


         (11) any gaming facility or operation including, but not limited to, off-track or sports betting parlor, table games such as blackjack, poker, slot machines, video poker, blackjack, keno machines or similar devices or bingo hall. Notwithstanding the foregoing, this prohibition shall not apply to any government sponsored gaming activities or charitable gaming activities so long as such governmental or charitable activities are incidental to the business being conducted by any occupant of the Land;

         (12) any central laundry, dry cleaning plant or laundromat; provided, however, this prohibition shall not be applicable to a laundry which is an ultimate consumer pickup and delivery site, provided no cleaning actually takes place upon the Land;

         (13) the operation, establishment or maintenance of a movie theater, children's playground (except an enclosed or fenced playground operated in connection with a fast food restaurant) night club, bowling alley, skating or roller rink, health spa (but the same shall not include a dance or aerobic studio which does not exceed 1,500 square feet of floor area), a second hand or pawn shop type of business or other entertainment facilities, or any use in violation of applicable zoning and other governmental laws and regulations;
         (14)  any use which is a public or private nuisance;
         (15) distilling, refining, smelting, agricultural, animal raising or boarding (other than consumer pet shops), or mining operation;

         (16) any place for public assembly (such as a church or meeting hall); or


FORM OF CHANGE ORDERS


                                    LEASE

                                   BETWEEN

                   CLAY DEVELOPMENT & CONSTRUCTION, INC.,
                             a Texas corporation

                                     AND

                          HORIZON HIGH REACH, INC.,
                            a _______ corporation



                          for property located at:


                           Hwy. 288 and Beltway 8

                              TABLE OF CONTENTS


I.       BUSINESS TERMS AND AGREED
         DEFINITIONS       -1-

II.      Acquisition of Leased Premises
         -4-

III.     Tender Date and Conditions -13-

IV.      Rent     -13-

V.       Taxes and Insurance        -14-

VI.      Security Deposit  -15-

VII.     Utilities         -15-

VIII.    Use      -15-

IX.      Signs    -16-

X.       Repairs  -17-

XI.      Casualty Damage   -19-

XII.     Condemnation      -21-

XIII.    Insurance         -21-

XIV.     Assignment and Subletting  -23-

XV.      Landlord's Lien   -25-

XVI.     Default  -26-

XVII.    Holdover -29-

XVIII.  Notice    -30-

XIX.     Limitation of Liability    -30-

XX.      Inspection and Access to Leased
         Premises -30-

XXI.     Mortgage -31-

XXII.    Non-Liability     -31-

XXIII.  Miscellaneous      -31-

XXIV.    Renewal Options -34-

XXV.     Option to Purchase -35-